                                                                   EXHIBIT 10.15

             EMPLOYMENT, CONSULTING AND NON-COMPETITION AGREEMENT
             ----------------------------------------------------

     THIS EMPLOYMENT, CONSULTING AND NON-COMPETITION AGREEMENT ("Employment, Consulting and Non-Competition Agreement") is made as of the 31st day of December 2000, by and between Richard E. Goodell ("REG") and U.S. Silica Company ("US Silica") and its direct and indirect parent companies USS Holdings, Inc. ("USSH"), BMAC Holdings, Inc. ("BMACH") and Better Minerals and Aggregates Company ("BMAC" and together with US Silica, USSH and BMACH, herein sometimes referred to as the "USS Group").

     WHEREAS, REG has served the USS Group for a number of years as its President and in this service has developed a detailed knowledge of the USS Group and its operations;

     WHEREAS, REG and the USS Group desire to agree to an arrangement pursuant to which REG will continue to provide employment services to the USS Group for a period of time;

     WHEREAS, REG and the USS Group desire to agree to an arrangement pursuant to which REG would provide consulting services to the Company beginning at that time that REG ceases to serve as an employee of the USS Group;

     NOW, THEREFORE, in consideration of the representations, covenants and agreements hereinafter set forth, the sufficiency and adequacy of the consideration being acknowledged by the parties hereto, REG and the USS Group covenant and agree as follows:

     Section 1.  Employment Services.  (a)  REG will work as an employee of the
                 -------------------
USS Group at the direction of the Board of Directors of the USS Group and will serve as a Director and Vice Chairman of USSH, BMACH and BMAC. REG will work at a time commitment level equal to 50% of a full-time employee and will receive a salary equal to $212,500.00 and will continue to be eligible for all employee benefit plans and programs available to other officers of the USS Group, and REG shall be eligible for any bonuses for which other officers of the USS Group are eligible, subject to the terms of the bonus programs, at the current rate (55%) of salary. REG will be available to provide services to other companies with which the USS Group contracts to provide such services.

          (b) REG's term of employment shall run until July 7, 2004. No further commitment for employment for any specified duration (e.g. `lifetime', `permanent' or `so long as performance is satisfactory') shall be binding on the USS Group or any of its affiliates unless it is expressly set forth in a written document and signed by REG and a duly authorized representative of the USS Group. Any attempt to orally modify any of the terms of this letter will have no effect. For the avoidance of doubt, the provisions set forth in Sections 1(c) and 1(d) shall have no applicability for periods prior to a Change of Control (as hereinafter defined).

          (c) Upon a Change of Control of the USS Group (which is defined as a sale of assets or the sale of the stock (including via a merger transaction) of US Silica, USSH, BMACH or BMAC or the termination of the right of D. George Harris and Anthony J. Petrocelli to name directors of USSH as provided in
Section 2(a) of the USSH Stockholders Agreement as in effect on the date hereof) (together, a "Change of Control"), REG shall be entitled to terminate his employment and to receive as severance, in lieu of any severance that might otherwise be payable by the USS Group, a severance payment equal to the salary payable hereunder pursuant to Section 1(a) hereof through July 7, 2004. In lieu thereof, REG shall be entitled to continue his employment under this letter agreement and to receive a bonus payment at the time of the change of control equal to one year's salary and to receive a stay bonus equal to one year's salary payable upon and conditioned upon continued employment until a period of six months after the Change of Control.

          (d) Any termination of employment that occurs after a Change of Control for any reason (including cause or any event which renders you unable to perform the services contemplated hereunder) shall, for purposes of eligibility for and calculation of benefits under employee benefit plans and programs, be deemed to occur on the later of July 7, 2004 or the actual date of such termination. This deemed employment to July 7, 2004, is specifically intended by the parties to provide that if REG terminates employment for any reason after a Change in Control, then as of such termination REG shall be immediately eligible to participate in the employer's retiree medical program.

     Section 2.  Consulting Services.  (a)  Following the termination of his
                 -------------------
employment with the USS Group ("Employment Termination") and until a date ten years from the date of Employment Termination (the "Consulting Period"), REG hereby agrees to make himself available for 30 days per calendar year (pro rated for any partial year) to provide professional consulting services ("Consulting Services") to the USS Group on such matters as the USS Group may reasonably request his services.

          (b) Subject to Section 2(d) (ii) below, during the Consulting Period, REG hereby agrees to make himself available for up to a further 30 days per calendar year (pro rated for any partial year) for Consulting Services, as requested by the Company.

          (c) The Company will provide REG with reasonable notice of the times and dates for which Consulting Services are required hereunder; such times and dates are subject to the mutual agreement of the parties.

          (d)  During the Consulting Period:

               (i) The USS Group hereby agrees to pay to REG the amount of $50,000 annually, payable monthly in arrears for the Consulting Services set forth in Section 2 (a) hereof.

               (ii) The USS Group hereby agrees to pay to REG the amount of $1,000 per day for any Consulting Services provided pursuant to Section 2(b) hereof.

     Section 3.  Termination.  (a)  Unless terminated in accordance with the
                 -----------
following provisions of this Section 3 (a), the Company shall continue to retain REG pursuant to this Employment, Consulting and Non-Competition Agreement and REG shall continue to perform the services set forth herein.

             (i) This Employment, Consulting and Non-Competition Agreement shall terminate automatically at the end of the month of REG's death. In the event of REG's death, payments to REG or his personal representative may cease with the monthly payment following his death.

             (ii) The USS Group may terminate the obligations set forth in
     Section 2 of this Employment, Consulting and Non-Competition Agreement at any time for cause; cause shall mean (A) a material breach by REG of his obligations under this Employment, Consulting and Non-Competition Agreement or (B) misconduct, unethical conduct, dishonesty or other act materially adverse to the good will of the USS Group. The USS Group shall give REG written notice of termination for cause by certified mail, return receipt to his then office or residence address and the obligations set forth in
     Section 2 of this Employment, Consulting and Non-Competition Agreement shall terminate at the end of the month in which the notice was mailed. In the event the USS Group terminates the obligations set forth in Section 2 of this Employment, Consulting and Non-Competition Agreement for cause, payments to REG may cease with the one made in the month following termination. Notwithstanding any such termination, the other provisions of this Employment, Consulting and Non-Competition Agreement shall continue.

          (b) In the event of REG's disability, which disability prevents him from performing the employment services or consulting services designated hereunder, payment to REG hereunder shall continue until two years from the date of disability. For purposes of this Employment, Consulting and Non-Competition Agreement, REG shall be considered to have a disability only if (i) his mental facilities or his ability to communicate are disabled in a manner rendering him incapable of performing the services hereunder, or (ii) he is unable to travel for at least ninety (90) consecutive days, for any reason, more than 50 miles from Berkeley Springs, WV.

     Section 4.  Non-Competition.  REG agrees that neither he nor any entity
                 ---------------
within his control (an "Affiliate") shall from the date hereof until a date ten years from the date of Employment Termination (the "Restrictive Period"), engage, either directly or indirectly, as a principal or for his own account or solely or jointly with others, or as stockholders in any corporation or joint stock association, in any business that competes with the business of the USS Group anywhere in the world as its business exists as of the date of Employment Termination (the "Restricted Activities"); provided that nothing here shall prohibit the ownership of not more than five (5%) percent of any class of shares of stock or securities of any corporation that competes with the business of the USS Group and that has a class of publicly traded securities.

     Section 5.  Employees of the Company.  During the Restrictive Period, REG
                 ------------------------
shall not, nor shall he permit any of his Affiliates, individually or jointly with any other person, to, directly or indirectly solicit the employment of any person who was an employee of the USS

Group, its subsidiaries or affiliates, at any time during the period of twelve months immediately preceding such employment or retention.

     During the Restrictive Period, REG shall promptly furnish in writing to the USS Group, its subsidiaries or affiliates, any information reasonably requested by the USS Group (including any third party confirmations) with respect to any activity or interest REG may have or conduct in any business then competing with the business of the USS Group, provided, however, nothing shall require REG to violate any statute, order, rule, regulation, agreement or obligation restricting such disclosure.

     Section 6.  Hunting Leases.  The USS Group hereby acknowledges that it has
                 --------------
entered into leases as of December 31, 2000 relating to (i) the Tonoloway Ridge Tract, which is attached as Exhibit "A", and (ii) the Hammond Tract, which is attached as Exhibit "A-1". For the avoidance of doubt, a termination of one or both of such leases by REG shall not affect the obligations hereunder, and a termination of this Employment, Consulting and Non-Competition Agreement by the USS Group shall not affect the Hunting Leases.

     Section 7. Reporting; Services; Expenses.  (a)  During the term of the
                -----------------------------
Employment, Consulting and Non-Competition Agreement, REG shall report to the Board of Directors of the USS Group.

             (b) The USS Group shall provide REG with office services and equipment necessary for him to perform his responsibilities under this Employment, Consulting and Non-Competition Agreement.

             (c) The USS Group will reimburse REG for all reasonable expenses incurred by him in connection with any work undertaken by him as directed by the Board of Directors of the USS Group.

     Section 8.  Stockholders Agreement.  Except with respect to the 5,000
                 ----------------------
shares of Class A Common Stock of USSH issued to REG as of May 25, 2000, REG and the USS Group hereby agree that, notwithstanding an Employment Termination, such Employment Termination shall not be deemed to be and shall not become effective as, a Termination Event for purposes of the Stockholders Agreement dated as of February 9, 1996 among USS Holdings, Inc. and its stockholders, as heretofore or hereafter amended. With respect to the 5,000 shares of Class A Common Stock of USSH issued to REG as of May 25, 2000, an Employment Termination will be treated as a Termination Event for purposes of the put and call provisions set forth in the Stockholders Agreement.

     Section 9.  REG Retirement Rights.  The USS Group shall fulfill and be
                 ---------------------
bound by all of its retirement obligations to REG and his spouse, including the obligations to REG under the "US Silica Pension Restoration Plan" adopted effective January 1, 1995, pursuant to which REG and his spouse are entitled to receive retirement benefits out of the general assets of U. S. Silica, and the obligation to REG under the U.S. Silica Company Retiree Health Care Plan.

     Section 10.  Company Release.  The USS Group, on behalf of itself and its
                  ---------------
successors, assigns and affiliates, hereby releases and waives any claims that it may have against REG (including claims for attorney's fees and costs, charges, demands, judgments or causes of action) with respect to or arising out of his performance of Employment Services or Consulting Services hereunder (collectively "Claims"), except with respect to Claims involving his gross negligence or fraud. The USS Group shall indemnify, hold harmless and defend REG against reasonable costs, including legal fees, incurred by REG in connection with or arising out of any action, suit or proceeding in which he may be involved as a result of his good faith performance of Consulting Services hereunder.

     Section 11.  Remedies; Severability.  (a)  If any provision contained in
                  ----------------------
Sections 4 or 5 hereof shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Employment, Consulting and Non-Competition Agreement, but this Employment, Consulting and Non-Competition Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          (b) It is the intention of the parties that if any of the restrictions or covenants contained in Sections 4 or 5 hereof, or any part hereof, are held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Employment, Consulting and Non-Competition Agreement to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

          (c) The USS Group shall have the right and remedy to have the provisions of Sections 4 and 5 hereof specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or alleged breach will cause irreparable injury to the USS Group and that money damages will not provide an adequate remedy to the USS Group.

          (d) Should the USS Group materially breach its obligations under this Employment, Consulting and Non-Competition Agreement, REG's obligations under Sections 4 and 5 hereof shall be voidable by REG, provided REG acts within 60 days of his discovery of such breach.

     Section 12.  Entire Agreement.  This Employment, Consulting and Non-
                  ----------------
Competition Agreement constitute an entire agreement and set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, covenants, arrangements, letters, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party.

     Section 13.  Amendment and Modification.  This Employment, Consulting and
                  --------------------------
Non-Competition Agreement may not be modified, amended or terminated by mutual consent except by a written agreement specifically referring to this Employment, Consulting and Non-Competition Agreement signed by the parties hereto and any other party to be charged.

     Section 14.  Waiver.  No waiver of any breach or default hereunder shall be
                  ------
considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. No failure on the part of any party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege, hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Except as expressly provided for elsewhere in the Employment, Consulting and Non-Competition Agreement, all remedies, rights, powers and privileges, either under this Employment, Consulting and Non-Competition Agreement or by law or otherwise afforded the parties to this Employment, Consulting and Non-Competition Agreement, shall be cumulative and shall not be exclusive of any remedies, rights, powers and privileges provided by law. Each party hereto may exercise all such remedies afforded to it in any order of priority.

     Section 15.  Headings.  The Section headings contained herein are for the
                  --------
purposes of convenience only and are not intended to define or limit the contents of any Section or paragraph.

     Section 16.  Counterparts.  This Employment, Consulting and Non-Competition
                  ------------
Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Section 17.  Binding Effect, Benefits.  This Employment, Consulting and
                  ------------------------
Non-Competition Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. Nothing in this Employment, Consulting and Non-Competition Agreement, express or implied, is intended to confer on any persons other than the parties hereto and their respective successors and assigns any rights, remedies, obligations, responsibilities, liabilities or debts under or by reason of this Employment, Consulting and Non-Competition Agreement.

     Section 18.  Assignability.  The rights and obligations of the parties
                  -------------
under this Employment, Consulting and Non-Competition Agreement shall not be assignable without the prior written consent of the other party, except that the USS Group may assign this Employment, Consulting and Non-Competition Agreement to one or more of their respective Affiliates, for so long as such entity remains an Affiliate thereof, and the USS Group may assign this Employment, Consulting and Non-Competition Agreement (i) for collateral security purposes, to the USS Group's lenders and investors, and (ii) to a purchaser in connection with a sale of the USS Group or the business and assets thereof or a sale of a substantial component of the USS Group or its business or assets.

     Section 19.  Governing Law.  This Employment, Consulting and Non-
                  -------------
Competition Agreement and all amendments hereof shall be governed by and construed in accordance with the internal laws of the State of West Virginia applicable to contracts made to be performed therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Consulting and Non-Competition Agreement to be duly executed as of the day and year first above written.


                                        By: /s/ Richard E. Goodell
                                            ----------------------------
                                            Richard E. Goodell

                                        USS HOLDINGS, INC.

                                        By:
                                            ----------------------------
                                            D. George Harris

                                        BMAC HOLDINGS, INC.

                                        By:
                                            ----------------------------
                                            D. George Harris



                                        BETTER MINERALS &
                                        AGGREGATES COMPANY

                                        By:
                                            ----------------------------
                                            D. George Harris

                                            U.S. SILICA COMPANY

                                        By: /s/ John A. Ulizio
                                            ----------------------------
                                            John A. Ulizio

                               AGREEMENT OF LEASE
                               ------------------

     THIS AGREEMENT OF LEASE is made this 1st day of January 2001, by and between U. S. SILICA COMPANY ("LESSOR"), and RICHARD E. GOODELL ("LESSEE").

        1. DEMISED PREMISES. LESSOR agrees to lease, in and for consideration and upon such terms as are hereinafter stated, that certain property containing approximately 483 acres, located in Washington County, Maryland, located on the north side of the Potomac River, constituting a portion of the "Tonoloway Ridge Tract", being improved with a hunting cabin (f/k/a the "Shelby House"), and being shown on the attached map (the Demised Premises being outlined in yellow).

        2. TERM. This Lease shall commence effective January 1, 2001 ("Commencement Date"), and shall continue thereafter for a term of nineteen (19) years, terminating automatically (and without requirement of notice) as of 12:00 A.M., on the date which is nineteen (19) years after the Commencement Date.

        3. RENT. LESSEE covenants and agrees to pay to LESSOR rent in the amount of $1.00 per year, payable on November 1 of each year of the Lease term. LESSEE shall further reimburse LESSOR for County property taxes on a pro-rated basis equal to the per cent of the total Tonoloway Ridge Tract represented by the Demised Premises, within thirty days of submission by LESSOR to LESSEE of the tax statement and calculation of pro-rated share. LESSEE shall further be solely responsible for any and all utilities service to the cabin on the Demised Premises.

        4. USE. The Demised Premises shall be used by the LESSEE and his family, friends, guests and invitees for hunting, fishing and other recreational purposes. LESSEE may utilize the cabin and any appurtenant outbuildings for occasional residential purposes, but the same may not be occupied as a primary residence. No commercial activity of any nature may be conducted on or about the Demised Premises. No fees may be charged by the LESSEE to any person or entity related to the use of the Demised Premises. No timber or mining rights (including silica sand and/or rock, oil, gas or coal) are granted to the LESSEE by virtue of this Lease, all such rights being expressly reserved unto the LESSOR.

        5. ALTERATIONS; WASTE. The LESSEE may improve and make alterations to the existing cabin and any outbuildings on the Demised Premises, at the LESSEE's sole cost and without need of prior approval by the LESSOR. Any such alterations shall be done in a professional and workmanlike manner, and shall become the property of the LESSOR upon termination of this Lease, without compensation or reimbursement being owed to the LESSEE for the value of such improvements or the time expended thereon. The LESSEE shall not commit waste to the Demised Premises; however, nothing herein shall be deemed to prohibit the LESSEE from the razing and removal of such cabin and outbuildings if he so chooses.

        6. PRIOR AGREEMENT. The LESSEE acknowledges that this Lease is subject to the terms and conditions of that prior Agreement dated April 13, 1998 between the LESSOR and the Tonoloway Rod and Gun Club, Inc., affecting a portion of the Demised Premises.

          7. EXCLUSIVITY OF LEASE RIGHTS. The LESSOR shall not grant any other leases or licenses for hunting or other recreational purpose to all or any portion of the Demised Premises so long as this Lease is in full force and effect. The LESSOR further agrees that it will not expand or enlarge in any manner (including, but not limited to, permitted activities, extent of property involved, or duration of activities) the lease/license rights granted under the above-referenced prior Agreement with the Tonoloway Rod and Gun Club, Inc. in the event that such Agreement is hereafter renewed or renegotiated.

          8. SUBLEASE; ASSIGNMENT. The LESSEE shall not sublease the Demised Premises or any portion thereof. The LESSEE shall not assign this Lease nor any benefit or obligation hereof.

          9. INDEMNIFICATION. The LESSEE does hereby indemnify, release and hold harmless the LESSOR and its successors and assigns from any and all claims and liability of every kind and nature, including, but not limited to, personal injury (including loss of life) and property damage, arising out of the use of the Demised Premises by the persons entitled thereto under this Lease. The LESSEE shall at his sole cost maintain a personal liability umbrella insurance policy in a face amount of not less than $1,000,000.00 throughout the term of this Lease.

          10. COMPLIANCE WITH LAWS. The LESSOR and his family, friends, guests and invitees shall at all times when utilizing the Demised Premises for recreational purposes (especially hunting) strictly comply with all Federal, State and local laws and regulations applicable to such activities.

          11. TERMINATION. This Lease shall automatically terminate as of 12:00 A.M., on the date nineteen (19) years after the Commencement Date. This Lease may be terminated prior to said date by occurrence of any of the following events:

          A. The failure of The LESSEE to promptly and fully comply with any term or provision of this Lease shall constitute a material breach and shall give the LESSOR in its sole discretion the right to elect to terminate the Lease. The failure by the LESSOR to so elect to terminate shall not be deemed to constitute a waiver or estoppel of the LESSOR's right in the future to so terminate.

          B. The election by the LESSOR to mine the Demised Premises or any portion thereof, it being understood by the parties hereto that the term "mine" for purposes of this Lease means the extraction in commercial quantities of silica sand ore.

          C. The sale by the LESSOR of all or any portion of the Demised Premises. However, the term "sale of all or any portion of the Demised Premises", as used in this paragraph 11 and hereafter in paragraph 12, shall not include a sale as part of a sale of all (or substantially all) of the assets of the LESSOR (i.e., a Sale of Business), or of all (or substantially all) of the LESSOR's Berkeley Springs facility.

     Should the LESSOR elect to terminate the Lease for the reasons set forth above, the LESSOR shall serve notice of termination upon the LESSEE by mailing same, certified mail postage prepaid, to the LESSEE to his address shown below his signature hereon, one (1) year prior to the effective date of termination. Such notice shall be effective upon the mailing thereof.

          D. The election by the LESSEE to terminate, notice of which shall be mailed, certified mail postage prepaid, to the LESSOR at its address shown below, one year prior to the effective date of termination. Such notice shall be effective upon the mailing thereof.

          E.  The death of the LESSEE.

     Upon termination of this Lease, regardless of method or reason thereof, all personal property of the LESSEE shall be promptly (within thirty days of termination date) removed from the Demised Premises; any personalty of the LESSEE not so removed shall be deemed to constitute abandoned property and shall be disposed of accordingly by the LESSOR.

          12. RIGHT OF FIRST REFUSAL. In the event that the LESSOR during the term of this Lease contracts with a third party for the sale of all or any portion of the Demised Premises, or for properties which may include all or any portion of the Demised Premises, the LESSOR shall give notice to the LESSEE of such intent to sell. Such notice shall be sent by certified mail, postage prepaid, and shall be effective upon the mailing thereof. The LESSEE shall have thirty days from the date of said notice in which to notify the LESSOR of the LESSEE's intent to exercise the right of first refusal granted herein; such notice shall be by certified mail, postage prepaid, and shall be effective upon the mailing thereof. The LESSEE shall then have ninety days from the date of the LESSOR'S notice of intent to sell in which to consummate the purchase of the Demised Premises from the LESSOR at a price (and upon such terms) equal to that offered by the third party whose contract was disclosed to the LESSEE by the LESSOR. In the event that the proposed sale by the LESSOR to a third party is for only a portion of the Demised Premises, the LESSEE may exercise his right to purchase only as to that portion, or may elect to purchase all of the Demised Premises, in which case the purchase price shall be equal to Fair Market Value (as determined by a licensed and independent appraiser, whose fee shall be paid by the LESSEE), but shall in no event be less than the third party's offer calculated on a per-acre basis. In the further event that the LESSEE notifies the LESSOR that he does not intend to exercise his right of first refusal, or makes no response to the LESSOR'S notice of intent to sell within the prescribed time limit, the LESSOR may proceed with notice of termination of this Lease as provided in the preceding paragraph 11. The right of first refusal granted herein shall only apply to the Demised Premises, and shall not apply to any other properties of the LESSOR. Furthermore, the term "sale of all or any portion of the Demised Premises" shall not include, and the right of first refusal granted herein shall not apply to, a sale as part of a sale of all (or substantially all) of the assets of the Lessor (i.e., a Sale of Business), or of all (or substantially all) of the LESSOR's Berkeley Springs facility, regardless of whether the Demised Premises are included in such sale. In the event that there is a reasonably material change in the price or terms of the third party's offer of which the LESSOR gave notice to the LESSEE, the LESSOR shall be required to provide notice (in the manner provided herein) to the LESSEE of such change, and the time periods provided to the LESSEE herein for exercise and consummation of his right of first refusal shall re-commence with the mailing of such notice by the LESSOR.

              13. RECORDING PROHIBITED. The LESSEE shall not record (nor cause to be recorded) this Lease, nor any memorandum or notice thereof, in the Washington County land records.

LESSOR:                                  LESSEE:

U. S. SILICA COMPANY                     /s/ Richard E. Goodell
                                         -----------------------------
                                         RICHARD E. GOODELL
BY: /s/ Richard E. Goodell
    -------------------------            6902 Hedgesville Road
    Title: Sr. Vice President            Hedgesville, WV 25427

BY: /s/ Richard E. Goodell
    ---------------------------
    Title: Sr. Vice President

P.O. Box 187
Berkeley Springs, WV 2411

                               AGREEMENT OF LEASE
                               ------------------

     THIS AGREEMENT OF LEASE is made this lst day of January 2001, by and between U. S. SILICA COMPANY ("LESSOR"), and RICHARD E. GOODELL ("LESSEE").

        1. DEMISED PREMISES. LESSOR agrees to lease, in and for consideration and upon such terms as are hereinafter stated, that certain property containing approximately 165.24 acres, located in Washington County, Maryland, bordered on the north by Woodmont Road, and on the south (in part) by the Woodmont Rod And Gun Club, being known as the "Hammond Tract", and being shown on the attached map (the Demised Premises being outlined in yellow).

        2. TERM. This Lease shall commence effective January 1, 2001 ("Commencement Date"), and shall continue thereafter for a term of nineteen (19) years, terminating automatically (and without requirement of notice) as of 12:00 A.M., on the date which is nineteen (19) years after the Commencement Date.

        3. RENT. LESSEE covenants and agrees to pay to LESSOR rent in the amount of $1.00 per year, payable on November 1 of each year of the Lease term. LESSEE shall further reimburse LESSOR for County property taxes on a pro-rated basis equal to the % of the total Tonoloway Ridge Tract represented by the Demised Premises, within thirty days of submission by LESSOR to LESSEE of the tax statement and calculation of pro-rated share.

        4. USE. The Demised Premises shall be used by the LESSEE and his family, friends, guests and invitees for hunting, fishing and other recreational purposes. No commercial activity of any nature may be conducted on or about the Demised Premises. No fees may be charged by the LESSEE to any person or entity related to the use of the Demised Premises. No timber or mining rights (including silica sand and/or rock, oil, gas or coal) are granted to the LESSEE by virtue of this Lease, all such rights being expressly reserved unto the LESSOR.

        5. WASTE. The LESSEE shall not commit waste to the Demised Premises, but rather shall be obligated to return the Demised Premises to the LESSOR at the termination of this Lease in as good a condition as of the inception of this Lease.

        6. PRIOR AGREEMENTS. The LESSEE acknowledges that this Lease is subject to the terms and conditions of that prior "Residential Lease" dated February 1, 1997 between the LESSOR and Joseph L. Ness, et. ux., for the use and occupancy of the "Hammond House" located on the Demised Premises, and that this Lease is subject to the terms and conditions of prior agricultural agreements/leases for the farming of the Demised Premises. The LESSEE, in the exercise of his lease rights herein granted, shall not do nor permit any act that would inhibit such residential and agricultural tenants in the exercise of their respective lease rights.

        7. EXCLUSIVITY OF LEASE RIGHTS. The LESSOR shall not grant any other leases or licenses for hunting or other recreational purpose to all or any portion of the Demised Premises so long as this Lease is in full force and effect. However, the LESSOR expressly reserves the right to grant (by extension/renewal of existing agreements, or by wholly new agreements) additional residential leases for the "Hammond House", and additional agricultural leases for the farming of the Demised Premises.

     8. SUBLEASE; ASSIGNMENT. The LESSEE shall not sublease the Demised Premises or any portion thereof. The LESSEE shall not assign this Lease nor any benefit or obligation hereof.

     9. INDEMNIFICATION. The LESSEE does hereby indemnify, release and hold harmless the LESSOR and its successors and assigns from any and all claims and liability of every kind and nature, including, but not limited to, personal injury (including loss of life) and property damage, arising out of the use of the Demised Premises by the persons entitled thereto under this Lease. The LESSEE shall at his sole cost maintain a personal liability umbrella insurance policy in a face amount of not less than $1,000,000.00 throughout the term of this Lease

     10. COMPLIANCE WITH LAWS. The LESSOR and his family, friends, guests and invitees shall at all times when utilizing the Demised Premises for recreational purposes (especially hunting) strictly comply with all Federal, State and local laws and regulations applicable to such activities.

     11. TERMINATION. This Lease shall automatically terminate as of 12:00 A.M., on the date nineteen (19) years after the Commencement Date. This Lease may be terminated prior to said date by occurrence of any of the following events:

      A. The failure of The LESSEE to promptly and fully comply with any term or provision of this Lease shall constitute a material breach and shall give the LESSOR in its sole discretion the right to elect to terminate the Lease. The failure by the LESSOR to so elect to terminate shall not be deemed to constitute a waiver or estoppel of the LESSOR's right in the future to so terminate.

     B. The sale by the LESSOR of all or any portion of the Demised Premises. However, the term "sale of all or any portion of the Demised Premises", as used in this paragraph 11 and hereafter in paragraph 12, shall not include a sale as part of a sale of all (or substantially all) of the assets of the LESSOR (i.e., a Sale of Business), or of all (or substantially all) of the LESSOR's Berkeley Springs facility.

     Should the LESSOR elect to terminate the Lease for the reasons set forth above, the LESSOR shall serve notice of termination upon the LESSEE by mailing same, certified mail postage prepaid, to the LESSEE to his address shown below his signature hereon, one (1) year prior to the effective date of termination. Such notice shall be effective upon the mailing thereof.

     C. The election by the LESSEE to terminate, notice of which shall be mailed, certified mail postage prepaid, to the LESSOR at its address shown below, one year prior to the effective date of termination. Such notice shall be effective upon the mailing thereof.

     D.     The death of the LESSEE.


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

     Upon termination of this Lease, regardless of method or reason thereof, all personal property of the LESSEE shall be promptly (within thirty days of termination date) removed from the Demised Premises; any personalty of the LESSEE not so removed shall be deemed to constitute abandoned property and shall be disposed of accordingly by the LESSOR.

         12. RIGHT OF FIRST REFUSAL. Other than as part of a Sale of Business, in the event that the LESSOR during the term of this Lease contracts with a third party for the sale of all or any portion of the Demised Premises, or for properties which may include all or any portion of the Demised Premises, the LESSOR shall give notice to the LESSEE of such intent to sell. Such notice shall be sent by certified mail, postage prepaid, and shall be effective upon the mailing thereof. The LESSEE shall have thirty days from the date of said notice in which to notify the LESSOR of the LESSEE'S intent to exercise the right of first refusal granted herein; such notice shall be by certified mail, postage prepaid, and shall be effective upon the mailing thereof. The LESSEE shall then have ninety days from the date of the LESSOR's notice of intent to sell in which to consummate the purchase of the Demised Premises from the LESSOR at a price (and upon such terms) equal to that offered by the third party whose contract was disclosed to the LESSEE by the LESSOR. In the event that the proposed sale by the LESSOR to a third party is for only a portion of the Demised Premises, the LESSEE may exercise his right to purchase only as to that portion, or may elect to purchase all of the Demised Premises, in which case the purchase price shall be equal to Fair Market Value (as determined by a licensed and independent appraiser, whose fee shall be paid by the LESSEE), but shall in no event be less than the third party's offer calculated on a per-acre basis. In the further event that the LESSEE notifies the LESSOR that he does not intend to exercise his right of first refusal, or makes no response to the LESSOR's notice of intent to sell within the prescribed time limit, the LESSOR may proceed with notice of termination of this Lease as provided in the preceding paragraph 11. The right of first refusal granted herein shall only apply to the Demised Premises, and shall not apply to any other properties of the LESSOR. Furthermore, the term "sale of all or any portion of the Demised Premises" shall not include, and the right of first refusal granted herein shall not apply to, a sale as part of a sale of all (or substantially all) of the assets of the LESSOR (i.e., a Sale of Business), or of all (or substantially all) of the LESSOR's Berkeley Springs facility, regardless of whether the Demised Premises are included in such sale. In the event that there is a reasonably material change in the price or terms of the third party's offer of which the LESSOR gave notice to the LESSEE, the LESSOR shall be required to provide notice (in the manner provided herein) to the LESSEE of such change, and the time periods provided to the LESSEE herein for exercise and consummation of his right of first refusal shall re-commence with the mailing of such notice by the LESSOR.

         13. RECORDING PROHIBITED. The LESSEE shall not record (nor cause to be recorded) this Lease, nor any memorandum or notice thereof, in the Washington County land records.

LESSOR:                                  LESSEE:

                                         /s/ Richard E. Goodell
U. S. SILICA COMPANY                     ------------------------------
                                         RICHARD E. GOODELL


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

BY: /s/ Richard E. Goodell
    ----------------------
                                         6902 Hedgesville Road
    Title: Sr. Vice President            Hedgesville, WV 25427

BY: /s/ Richard E. Goodell
    ----------------------

    Title: Sr. Vice President

P.O. Box 187
Berkeley Springs, WV 2541


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